UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2014

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Paeso De Bernardez #95 FRACC, Lomas De Bernardez, Guadalupe 986 10, ZAC, Mexico
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  1-888-224-6561

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Settlement of Accounts Payable

On June 3, 2014 the Company settled $37,581 in accounts payable through an agreement for issuance of restricted common stock valued at $15,000.

The Company agreed to issue $4,500 in stock valued at the market price pursuant to an extension of a memorandum of understanding (“MOU”)  with the GMV,LLC in relation to a mineral property, and the 156,250  shares were valued as of May 27, 2014.

The Board of Directors agreed to issue ten million common restricted shares pursuant to an consulting agreement with E,Robert Gates with an effective date of June 1, 2014, see 3.02 and 5.02 below.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, the Company issued 333,3330 and 156,250 respectively restricted common shares to two creditors of the company in a transaction pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Transaction was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of the Securities Act. The issuance of the shares did not involve a public offering and was made without general solicitation or general advertising. The creditors  represented that the shares were received for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The creditors were sophisticated investors due to knowledge of our industry and company having provided services to the company. The shares of Common Stock issued have been not  registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

As described in Item 1.01 and  5.02 of this Current Report, which is incorporated herein by reference, the Company issued 10,000,000 restricted common shares to our new Chief Executive Officer of the company in a transaction pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Mr. Robert Gates is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. The Transaction was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act. The issuance of the shares did not involve a public offering and was made without general solicitation or general advertising. Mr. Gates  represented that the shares were received for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The shares of Common Stock issued have been not  registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 2, 2014, Mr. Piero Sutti-Keyser resigned as our Chief Executive Officer and Director to pursue other interests.. There was no known disagreement with Mr. Pierro Sutti-Keyser on any matter relating to the Company’s operations, policies or practices. Subsequently on June 2, 2014, the board of directors filled the vacancies created by Mr. Sutti’s resignation by appointing Mr. E. Robert Gates (Age: 71) to fill the positions of Chief Executive Officer and Principal Executive Officer, and was appointed a Director of the Company.

There are no family relationships between Mr.. E,Robert Gates any other of our directors or executive officers or directors. Mr. E. Robert Gates has not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction. Mr. E. Robert Gates’s wholly-owned MG Equity Holdings,LLC owns two million shares of the company’s Preferred B stock bought shortly before his appointment as CEO. Mr Gates previously was a consultant to the company.

The following sets forth biographical information for Mr. Gates :.

E. Robert Gates (Age : 71) , has a Bachelor of  Science ,MBA and Phd from California Coast University.Mr. Gates has been conducting  business as consultant to various companies often in an interim officer role to advice on strategy and financing..Since January 2013 Mr. gates has been interim CEO of Active Health Foods Inc, and for more than five years CEO of ISRG,Inc. a private metals trading company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Employment Agreement for E. Robert Gates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 6, 2014

First Colombia Gold Corp.

By:	/s/ E. Robert Gates
Name:	E. Robert Gates
Title:	Chief Executive Officer